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                                                           EXHIBIT 10(m)(v)



                              SEVERANCE AGREEMENT



                 AGREEMENT, by and between CN Biosciences, Inc., a Delaware corporation (the "Company"), and James G. Stewart (the "Executive"), dated as of February 27, 1997.

                 WHEREAS, the Company wishes to provide for payment to the Executive in connection with the termination of the Executive's employment by the Company under certain circumstances.

                 NOW, THEREFORE, in connection with the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

                 Section 1.  Definitions.

                  1.1. "Change of Control" shall mean (a) an acquisition (other than directly from the Company) by an individual, entity or a group (excluding the Company, an employee benefit plan of the Company or E.M. Warburg, Pincus & Co., LLC or its affiliates) of 50% or more of the Company's Common Stock, par value $.01 per share, or voting securities; (b) a change in a majority of the Company's current Board of Directors (the "Incumbent Board") (excluding any persons approved by a vote of at least a majority of the Incumbent Board or persons elected with the concurrence of a majority of the Incumbent Board); or (c) the consummation of a complete liquidation or dissolution of the Company or a merger, consolidation or sale of all or substantially all of the Company's assets (collectively, a "Business Combination") other than a Business Combination in which all or substantially all of the Company's stockholders receive 50% or more of the stock of the Company resulting from the Business Combination, at least a majority of the board of directors of the resulting corporation were members of the Incumbent Board, and after which no Person owns 50% or more of the stock of the resulting corporation, who did not own such stock immediately before the Business Combination.

                  1.2.  "Cause" shall mean (a) the determination by the Board of Directors of the Company (the "Board") that the Executive has ceased to perform his duties as an executive officer of the Company (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of such duties, (b) the Board's determination that the Executive has engaged or is about to engage in conduct materially injurious to the Company, (c) the Executive's having been convicted of a felony, or (d) the Executive's participation in activities prohibited by the terms of any employment agreement, non-competitive agreement, non-disclosure agreement or other agreement between the Company and the Executive relating to the Company's employment of the Executive.
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                 Section 2.  Severance Payments to the Executive upon Certain
Events.

                  2.1. In the event that the Company terminates the Executive's employment for reasons other than for Cause, the Executive shall receive salary continuation pay for six months from the date of such termination equal to the Executive's base salary in effect at such time.

                  2.2. In the event that during the 90-day period following the effective date of a Change of Control of the Company, either the Executive resigns or the Company terminates the Executive's employment for any reason other than for Cause, the Executive shall receive salary continuation pay for 12 months from the date of such termination equal to the Executive's base salary in effect at the time of the Change of Control. Any payments due under this Section 2.2 shall be in lieu of, and not in addition to, any payments required by Section 2.1 hereof.

                  2.3. All salary continuation payments (less applicable payroll taxes) payable hereunder shall be paid periodically to the Executive in accordance with the Company's policies then in effect.

                  2.4. During the period in which the Company is obligated to continue the Executive's salary hereunder (the "Salary Continuation Period"), the Executive shall be under no obligation to mitigate the costs to the Company of the salary continuation payments, and, provided that the Executive is not in breach of his obligations under any agreement not to compete with the Company, no compensation that the Executive may receive from another employer during the Salary Continuation Period shall be offset against amounts owed to Executive hereunder.

                 Section 3. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California without giving effect to the choice of law or conflict of laws provisions thereof.

                 Section 4. Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter herein and supersedes any and all agreements or understandings, written or oral, between the Executive and the Company or any of the Company's principal stockholders, affiliates or subsidiaries. This Agreement may be changed only by an agreement in writing signed by each of the parties hereto.

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                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first hereinabove written.



                                        CN BIOSCIENCES, INC.



                                        By:  /s/ Stelios B. Papadopoulos
                                             --------------------------------
                                        Name:  Stelios B. Papadopoulos

                                            Title:  Chief Executive Officer
                                                    and President



                                        EXECUTIVE



                                        /s/ James G. Stewart
                                        -------------------------------------
                                        James G. Stewart





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